Exhibit 10.16

BRIDGEPOINT EDUCATION, INC.
2009 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE MAY 10, 2017)
MARKET STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Bridgepoint Education, Inc. 2009 Stock Incentive Plan (as amended and restated effective May 10, 2017) (the “Plan”) will have the same defined meanings in this Market Stock Unit Award Agreement. This Market Stock Unit Award Agreement, along with the Terms and Conditions of Market Stock Unit Grant, attached hereto as Exhibit A (the “Terms and Conditions”), shall be referred to herein as the “Award Agreement.” In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, this Award is not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code and, as a result, is not subject to the restrictions set forth in Section 4(e) of the Plan.

I.	NOTICE OF MARKET STOCK UNIT GRANT

Participant Name:                [Name]
Address:                    [Address]
You have been granted the right to receive an Award of Market Stock Units (“MSUs”), subject to the terms and conditions of the Plan and this Award Agreement as follows:
Grant Number:                [Number]
Date of Grant:             [October 11, 2018]
Target Number of MSUs:             [Number]
Maximum Number of MSUs:        [Target Number of MSUs × 2]
Performance Period:                [October 11, 2018 - April 11, 2020]

II.	EARNING OF MARKET STOCK UNITS

Subject to the Participant’s continued Service and the possible vesting of any unvested MSUs upon a corporate transaction in accordance with Section 13 of the Plan, the number of MSUs that will be earned during the Performance Period and eligible for vesting pursuant to Section III, below, will be determined as follows:

•	For MSUs to be earned pursuant to this Section II, the Closing[1] is defined in the Terms and Conditions must occur during the Performance Period.

•	No MSUs will be earned if the End Stock Price[2] is defined in the Terms and Conditions is less than 60% of the Base Stock Price.

•	If the End Stock Price equals 60% of the Base Stock Price,[3] is defined in the Terms and Conditions the number of MSUs that will be earned during the Performance Period and eligible for vesting is:

________________________
1“Closing” is defined in the Terms and Conditions.
2“End Stock Price” is defined in the Terms and Conditions.
3“Base Stock Price” is defined in the Terms and Conditions.

Exhibit 10.16

Target Number of MSUs × 50%

•	Subject to the bullet below, if the End Stock Price exceeds 60% of the Base Stock Price, the number of MSUs that will be earned during the Performance Period and eligible for vesting is:

Target Number of MSUs × ((End Stock Price ÷ Base Stock Price) - .1))

•	For the avoidance of doubt, the maximum number of MSUs that will be earned and eligible for vesting pursuant to this Award Agreement is 200% of the Target Number of MSUs.

III.	VESTING OF MARKET STOCK UNITS; PAYMENT

Subject to the Participant’s continued Service and the possible vesting of any unvested MSUs upon a corporate transaction in accordance with Section 13 of the Plan, the earned MSUs will vest on the day immediately following the twelve (12) month anniversary of the Closing (the “Vesting Date”). For example, if the Closing occurs on November 15, 2018, the earned MSUs will vest on November 16, 2019. If the Participant ceases to provide Service for any or no reason before the Vesting Date, the unvested MSUs shall lapse and be immediately cancelled as of the date the Participant ceases to provide Service. In other words, the Participant must be providing Service on the Vesting Date to receive payment for the earned MSUs.
In settlement of the Award, the Company will deliver to the Participant the same number of whole Shares with such Shares being delivered no later than ten (10) business days of the Vesting Date.

IV.	GENERAL

By the Participant’s signature and the signature of the representative of the Company below, the Participant and the Company agree that this Award of MSUs is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions, all of which are made a part of this document. The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below. Finally, pursuant to Section 14(e) of the Plan, the Participant acknowledges and agrees that this Award is subject to potential cancellation or recoupment to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award, the Participant agrees to be bound by, and comply with, the terms of any Clawback Policy adopted by the Company.

[Signature page follows]

Exhibit 10.16

The Company and the Participant have duly executed this Market Stock Unit Award Agreement as of the Date of Grant set forth above.
PARTICIPANT:    BRIDGEPOINT EDUCATION, INC.

Signature:	By:

Print Name:	Title:

Residence Address:

Exhibit 10.16

EXHIBIT A
TERMS AND CONDITIONS OF MARKET STOCK UNIT GRANT

1.Grant. The Company hereby grants to the individual named in Section I of the Market Stock Unit Award Agreement attached hereto (the “Participant”), as compensation for his or her services, an Award of Market Stock Units, subject to all of the terms and conditions of these Terms and Conditions, the Market Stock Unit Award Agreement, and the Plan, which is incorporated herein by reference. These Terms and Conditions, along with the Market Stock Unit Award Agreement attached hereto, shall be referred to herein as the “Award Agreement.”

2.Company’s Obligation to Pay; Time of Payment. Each Market Stock Unit (“MSU”) represents the right to receive a Share on the date it vests. Unless and until the MSU is earned and vests in accordance with Section 3, the Participant will have no right to payment with respect to any MSUs. Prior to actual payment of any earned and vested MSUs, such MSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any MSUs that are earned and vest in accordance with Section 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, subject to the Participant satisfying any applicable tax withholding obligations set forth in Section 7. As provided in Section III of the Market Stock Unit Award Agreement, earned and vested MSUs will be paid in Shares as soon as practicable after vesting, but in each such case no later than ten (10) business days following the applicable Vesting Date (as defined in the Market Stock Unit Award Agreement).

3.Earning and Vesting of Market Stock Units.

a.Earning of Market Stock Units. In calculating the number of MSUs that will be earned pursuant to Section II of the Market Stock Unit Award Agreement, the following terms will have the following meanings:

i.	The term “Base Stock Price” means $9.57, which reflects the closing Share price as of the Date of Grant.

ii.
The term “Closing” means the occurrence of each of the following: (1) the receipt of identified regulatory approvals; (2) the execution of a plan of conversion and services agreements between the Company and Ashford University after all required approvals from the Board of Directors of the Company and the Board of Trustees of Ashford University have been received; and (3) the filing of the conversion documents.

iii.	The term “End Stock Price” means the average of the Fair Market Value of the Share price for the twenty (20) trading days preceding the Vesting Date.

b.Vesting of Market Stock Units. The MSUs that are earned pursuant to Section 3.a. shall vest in accordance with Section III of the Market Stock Unit Award Agreement.

c.Effect of a Change in Control. In accordance with Section 13 of the Plan,

Exhibit 10.16

in the event of a corporate transaction, the Compensation Committee of the Board (the “Committee”) may call for the accelerated vesting of some or all of the Award. Notwithstanding any contrary provision of this Award Agreement or the Plan, if the price of one Share as reflected in a corporate transaction equals or exceeds 200% of the Base Stock Price, the Committee shall take all action necessary to provide for the immediate vesting of all of the MSUs subject to this Agreement. If permitted by Section 409A of the Code, the vested MSUs will be paid in Shares, cash, or a combination of Shares and cash in connection with the closing of such corporate transaction and, to the extent paid in Shares, such Shares shall be allowed to participate in the corporate transaction.

4.Compensation Committee Certification. The Committee shall be responsible for determining that the Closing and other conditions set forth in Section II of the Market Stock Unit Award Agreement have occurred. The Committee may reasonably rely on information from, and representations by, individuals within the Company in making such determination and when made such determination shall be final and binding on the Participant.

5.Lapse upon Termination of Service. In accordance with Section III of the Market Stock Unit Award Agreement, any MSUs that are unearned or unvested as of any Vesting Date (as defined in the Market Stock Unit Award Agreement) shall lapse and be immediately cancelled as of the date of the Participant’s termination of Service for any or no reason.

6.Death of Participant. Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with: (a) written notice of his or her status as transferee; and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to the Participant unless and until satisfactory arrangements (as determined by the Company) will have been made by the Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to the delivery of Shares pursuant to this Award Agreement. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit the Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by: (a) paying cash; (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld; (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the minimum amount required to be withheld; or (d) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to the Participant by the minimum amount required to be withheld. If the Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any Shares are scheduled to be delivered pursuant to Section 3, the MSUs shall lapse and be

Exhibit 10.16

immediately cancelled with no payment due to the Participant.

8.Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE EARNING AND VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT IN SERVICE TO THE COMPANY FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Bridgepoint Education, Inc., at 8620 Spectrum Center Blvd., San Diego, CA 92123, or at such other address as the Company may hereafter designate in writing.

11.Grant is Not Transferable. Except to the limited extent provided in Section 6, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

12.Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all

Exhibit 10.16

reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.Plan Governs. This Award Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meanings set forth in the Plan.

15.Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any MSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee, nor any employee of the Company, will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the MSUs awarded under the Plan or future MSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

20.Amendment, Suspension or Termination of the Plan. By accepting this Award, the Participant expressly warrants that he or she has received an Award of MSUs, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes

Exhibit 10.16

of litigating any dispute related to this Award of MSUs or arising under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this Award of MSUs is made and/or this Award Agreement is to be performed.

22.Section 409A Compliance. The Company believes, but does not and cannot warrant or guaranty, that the payments due pursuant to this Award Agreement qualify for the short-term deferral exception to Section 409A of the Code as set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding anything to the contrary in this Award Agreement, if the Company determines that neither the short-term deferral exception nor any other exception to Section 409A applies to the payments due pursuant to this Award Agreement, the provisions of Section 4(h) of the Plan shall apply. This Award Agreement shall be operated in compliance with Section 409A or an exception thereto and each provision of this Award Agreement shall be interpreted, to the extent possible, to comply with Section 409A or to qualify for an applicable exception. The Participant remains solely responsible for any adverse tax consequences imposed upon the Participant by Section 409A.